UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 21, 2012

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Six Pines Drive Suite 6305 The Woodlands, Texas 77380
(Address of principal executive offices)	(Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 21, 2012 an Agreed Final Judgment was entered in the lawsuit ESP Petrochemicals, Inc. (“ESP Petro”), vs. Shane Cottrell, Platinum Chemicals, LLC, Ladd Naquin, Joe Lauer, Patrick Williams, Ralph McClelland and Ronald Walling (the “Defendants”) against the Defendants. Under the terms of the Agreed Final Judgment, the Defendants cannot offer or sell any chemical product or related services to a number of entities or in conjunction with any operations within designated Texas Railroad Commission districts for specified periods of time as long as ESP Petro is in conformance with the terms of the Agreed Final Judgment. The name of the entities, the lists of designated districts and the specific time periods are delineated in the Agreed Final Judgment. Additionally, the Defendants are not to solicit or recruit any ESP Petro employees, they must turn over any “ESP Information” (as that term is described in the Agreed Final Judgment) and they cannot directly or indirectly, offer, market, advertise, promote or otherwise describe in any way a product to a customer, prospective customer or third party, as being derived from ESP Petro’s formula or an equivalent ESP Petro product.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESP RESOURCES, INC.

Dated: November 30, 2012	By:	/s/ David Dugas
David Dugas
Chief Executive Officer

3